[LETTERHEAD OF SILVERMAN, COLLURA & CHERNIS, P.C.]


                                                                 August 30, 1996

Sigma Alpha Group, Ltd.
1341 North Delaware Avenue
Philadelphia, PA  19125

      Re:  Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to Sigma Alpha Group, Ltd. (the "Company"), a Delaware corporation, pursuant to a Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 30, 1996 (the "Registration Statement"), covering 2,500,000 shares of the Company's Common Stock, $.001 par value, and 100,000 shares of Common Stock underlying a Common Stock Purchase Warrant (the "Securities").

     In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

           1. The Company has authority to issue the Securities in the manner and under the terms set forth in the Registration Statement.

           2. The Securities have been duly authorized and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.


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     We  express  no  opinion  with  respect to the laws other than those of the
State of New York and Federal Laws of the United States of America, and we assume on responsibility as to the applicability thereto, the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and it its use as part of the Registration Statement.

     We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                          Very truly yours,

                          SILVERMAN, COLLURA & CHERNIS, P.C.